                            FFD FINANCIAL CORPORATION
                            321 NORTH WOOSTER AVENUE
                                DOVER, OHIO 44622
                                 (330) 364-7777

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         Notice is hereby given that the 1999 Annual Meeting of Shareholders of FFD Financial Corporation ("FFD") will be held at the McDonald/Marlite Conference Center, 143 McDonald Drive SW, New Philadelphia, Ohio 44663, on October 19, 1999 at 1:00 p.m., local time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

                     1. To elect three directors of FFD for terms expiring in
                        2001;

                     2. To ratify the selection of Grant Thornton LLP as the
                        auditors of FFD for the current fiscal year; and

                     3. To transact such other business as may properly come
                        before the Annual Meeting or any adjournments thereof.

         Only shareholders of FFD of record at the close of business on August 31, 1999, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                              By Order of the Board of Directors





Dover, Ohio                                   Robert R. Gerber, President
September 17, 1999

                            FFD FINANCIAL CORPORATION
                            321 NORTH WOOSTER AVENUE
                                DOVER, OHIO 44622
                                 (330) 364-7777

                                 PROXY STATEMENT

                                     PROXIES

         The enclosed Proxy is being solicited by the Board of Directors of FFD Financial Corporation ("FFD") for use at the 1999 Annual Meeting of Shareholders of FFD to be held at the McDonald/Marlite Conference Center, 143 McDonald Drive SW, New Philadelphia, Ohio 44663, on October 19, 1999, at 1:00 p.m., local time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder executing a later dated proxy which is received by FFD before the Proxy is exercised or by giving notice of revocation to FFD in writing or in open meeting before the Proxy is exercised. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

         Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

                  FOR the reelection of J. Richard Gray, Roy O. Mitchell, Jr. and Robert D. Sensel as directors of FFD for terms expiring in 2001; and

                  FOR the ratification of the selection of Grant Thornton LLP ("Grant Thornton") as the auditors of FFD for the current fiscal year.

         Proxies may be solicited by the directors, officers and other employees of FFD and First Federal Savings Bank of Dover ("First Federal"), in person or by telephone, telegraph or mail only for use at the Annual Meeting. Such Proxies will not be used for any other meeting. The cost of soliciting Proxies will be borne by FFD.

         Only shareholders of record as of the close of business on August 31, 1999 (the "Voting Record Date"), are entitled to vote at the Annual Meeting. Each such shareholder will be entitled to cast one vote for each share owned. FFD's records disclose that, as of the Voting Record Date, there were 1,453,416 votes entitled to be cast at the Annual Meeting.

         This Proxy Statement is first being mailed to shareholders of FFD on or about September 20, 1999.


                                  VOTE REQUIRED

ELECTION OF DIRECTORS

         Under Ohio law and FFD's Code of Regulations (the "Regulations"), the three nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified on the Proxy. If the accompanying Proxy is signed and dated by the shareholder but no vote is specified thereon, the shares held by such shareholder will be voted FOR the reelection of the three nominees.

RATIFICATION OF SELECTION OF AUDITORS

         The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Grant Thornton as the auditors of FFD for the current fiscal year. The effect of an abstention is the same as a vote against ratification. If the accompanying Proxy is signed and dated by the shareholder but no vote is specified thereon, the shares held by such shareholder will be voted FOR the ratification of the selection of Grant Thornton as auditors.


              VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the only person known to FFD to own beneficially more than five percent of the outstanding common shares of FFD as of August 31, 1999:

                                                    Amount and nature of                         Percent of
Name and address                                    beneficial ownership                     shares outstanding
----------------                                    --------------------                     ------------------
FFD Financial Corporation                               143,042 (1)                                 9.84%
   Employee Stock Ownership Plan
1201 Broadway
Quincy, Illinois 62301

---------------------------

  (1) Includes 105,388 unallocated shares with respect to which First Bankers Trust Company, N.A. (the "ESOP Trustee"), as the Trustee for the FFD Financial Corporation Employee Stock Ownership Plan (the "ESOP"), has sole voting power. The ESOP Trustee has sole investment power over all 143,042 shares.

         The following table sets forth certain information with respect to the number of common shares of FFD beneficially owned by each director of FFD and by all directors and executive officers of FFD as a group as of August 31, 1999:

                                              Amount and nature of beneficial ownership
                                              -----------------------------------------
                                              Sole voting and         Shared voting and               Percent of
Name and address (1)                         investment power          investment power           shares outstanding
--------------------                         ----------------          ----------------           ------------------
Stephen G. Clinton                                10,187 (2)               38,615 (3)                     3.34%
Robert R. Gerber                                  30,526 (4)(5)            41,765 (3)                     4.92%
J. Richard Gray                                    7,437 (2)               20,000                         1.88%
Richard J. Herzig                                  7,437 (2)               12,500                         1.37%
Enos L. Loader                                     3,206 (6)                1,000                         0.29%
Roy O. Mitchell, Jr.                               7,936 (2)               14,000                         1.50%
Robert D. Sensel                                  17,437 (2)               10,000                         1.88%
All directors and executive
  officers of FFD as a group
  (9 people)                                      89,195 (7)              101,115 (8)                    12.70%

-----------------------------

(Footnotes on next page)

(1) Each of the persons listed on this table may be contacted at the address of FFD.

(2) This number includes 5,367 shares that may be acquired upon the exercise of options awarded pursuant to the FFD Financial Corporation 1997 Stock Option and Incentive Plan (the "Stock Option Plan") and 744 shares which are expected to be earned in the next 60 days pursuant to the First Federal Savings Bank of Dover Recognition and Retention Plan Trust (the "RRP").

(3) This number includes 36,765 shares held by the RRP Trust with regard to which Messrs. Clinton and Gerber have shared voting power as Trustees of the RRP.

(4) This number includes 15,704 shares that may be acquired upon the exercise of an option awarded pursuant to the Stock Option Plan and 1,487 shares which are expected to be earned in the next 60 days pursuant to the RRP.

(5) This number includes 7,683 shares allocated to Mr. Gerber's ESOP account, with respect to which Mr. Gerber has voting power.

(6) This number includes 1,789 shares that may be acquired upon the exercise of options awarded pursuant to the Stock Option Plan.

(7) This number includes 45,221 shares that may be acquired upon the exercise of options awarded pursuant to the Stock Option Plan and 5,727 shares that are expected to be earned in the next 60 days pursuant to the RRP.

(8) The 36,765 shares held by the RRP Trust (including the shares held by the RRP Trust but expected to be earned and distributed in the next 60 days, which are also included in the numbers of shares held with sole voting and investment power) are reflected in each Trustee's amount but counted only once in the amount beneficially owned by all directors and executive officers of FFD as a group.


                               BOARD OF DIRECTORS

ELECTION OF DIRECTORS

         FFD's Regulations provide for a Board of Directors consisting of seven persons divided into two classes. In accordance with Section 2.03 of the Regulations, nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors if such shareholder has submitted a written nomination to the Secretary of FFD by the later of the July 31st immediately preceding the annual meeting of shareholders or the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of FFD owned either beneficially or of record by each such nominee and the length of time such shares have been so owned.

         Each of the directors of FFD is also a director of First Federal. Messrs. Clinton, Gerber, Gray, Herzig, Mitchell and Sensel became directors of FFD in connection with the conversion of FFD from mutual to stock form (the "Conversion") and the formation of FFD as the holding company for First Federal. Mr. Loader was appointed to the boards of FFD and First Federal effective June 1, 1998, to fill vacancies created when the size of the boards was changed from six to seven members.

         The Board of Directors proposes the reelection of the following persons to serve as directors of FFD until the annual meeting of shareholders in 2001 and until their successors are duly elected and qualified or until their earlier resignation, removal from office or death:

Name                                     Age (1)         Position(s) held             Director of FFD since
----                                     -------         ----------------             ---------------------
J. Richard Gray                            72            Director                              1995
Roy O. Mitchell, Jr.                       72            Director                              1995
Robert D. Sensel                           54            Director                              1995
-----------------------------

(1)      As of August 31, 1999.

         If any nominee is unable to stand for election, any Proxies granting authority to vote for such nominee will be voted for such substitute as the Board of Directors recommends.

         The following directors will continue to serve after the Annual Meeting for the terms indicated:

Name                                    Age (1)       Position(s) held            Director of FFD since     Term expires
----                                    -------       ----------------            ---------------------     ------------

Stephen G. Clinton                         46         Director                            1995                  2000
Robert R. Gerber                           50         Director and President              1995                  2000
Richard J. Herzig                          74         Director                            1995                  2000
Enos L. Leader                             62         Director                            1998                  2000
-----------------------------

(1)      As of August 31, 1999.


         J. RICHARD GRAY has been employed by Hanhart Agency, Inc., an insurance agency in Dover, since 1951. Mr. Gray has served as that company's Chairman for the past three years.

         ROY O. MITCHELL, JR. served as Managing Officer of First Federal from 1967 until his retirement from First Federal in 1992.

         ROBERT D. SENSEL has been President and Chief Executive Officer of Dover Hydraulics, Inc., Dover, Ohio, since 1984. Dover Hydraulics is involved in the manufacture, repair and distribution of hydraulic cylinders and components for the steel, construction and mining industries.

         STEPHEN G. CLINTON is a Vice President with Tucker Anthony Cleary Gull, an investment banking firm headquartered in Boston, Massachusetts, providing assistance to financial institutions in their implementation of capital strategies. Prior to joining Tucker Anthony in 1997, Mr. Clinton was for seven years the President of National Capital Companies, LLC, an investment banking firm.

         ROBERT R. GERBER has served as President of First Federal since 1992. From 1984 to 1992, Mr. Gerber was a loan officer and the Secretary of First Federal.

         RICHARD J. HERZIG is the Chairman and retired President of Toland-Herzig Funeral Homes, Inc., located in Dover, Ohio.

         ENOS L. LOADER was employed by Bank One Dover N.A. for 38 years, retiring in 1998 as Executive Vice President and Chief Operating Officer. He currently provides business financial consulting to several firms.

MEETINGS OF DIRECTORS

         The Board of Directors of FFD met 14 times for regularly scheduled and special meetings during the fiscal year ended June 30, 1999.

         Each director of FFD is also a director of First Federal. The Board of Directors of First Federal met 14 times for regularly scheduled and special meetings during the fiscal year ended June 30, 1999.

COMMITTEES OF DIRECTORS

         The Board of Directors of FFD has an Audit Committee and a Stock Option Committee. The full Board of Directors serves as a nominating committee.

         The Audit Committee is responsible for selecting and recommending to the Board of Directors a firm to serve as auditors for FFD and reviewing the report prepared by the auditors. All six of the non-employee directors serve on the Committee. The Audit Committee met once during the fiscal year ended June 30, 1999.

         The Stock Option Committee is responsible for administering the Stock Option Plan, including interpreting the Stock Option Plan and granting options pursuant to its terms. The members of the Stock Option Committee are Directors Gray, Herzig, Mitchell and Sensel. The Stock Option Committee met three times during the fiscal year ended June 30, 1999.

         The Board of Directors of First Federal has an Executive Committee and an RRP Committee.

         The Executive Committee functions primarily as a loan approval committee for loans that exceed management approval authority, although it is authorized to act on other matters. Any three members of the board may serve as the Executive Committee. The Executive Committee met 30 times during the fiscal year ended June 30, 1999.

         The RRP Committee administers the RRP and recommends awards thereunder, subject to the approval of the full Board of Directors. The members of the RRP Committee are Directors Gray, Herzig, Mitchell and Sensel. The RRP Committee met three times during the fiscal year ended June 30, 1999.


                               EXECUTIVE OFFICERS

         In addition to Mr. Gerber, who is the President of both FFD and First Federal, the following persons are executive officers of FFD and First Federal and hold the designated positions:

Name                         Age(1)                Position(s) held
----                         ------                ----------------
Larry D. Browning, Jr.          26                 Chief Financial Officer of FFD and First Federal
Shirley A. Wallick              54                 Treasurer and Secretary of FFD and First Federal
-----------------------------

(1)      As of August 31, 1999.

         LARRY D. BROWNING, JR. was appointed the Chief Financial Officer of First Federal and FFD in August 1999. Prior to joining FFD, Mr. Browning worked for Ormet Aluminum Corporation in the credit and funding accounting area from April 1998 to May 1999. From August 1995 to April 1998, Mr. Browning served as assistant chief financial officer and internal auditor at a community national bank.

         SHIRLEY A. WALLICK is the Treasurer and the Secretary of First Federal and FFD. She is responsible for personnel records and bookkeeping. She has been an employee of First Federal since December 1982.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid to Robert R. Gerber, who is the President of FFD and First Federal, for the fiscal years ended June 30, 1999, 1998 and 1997. No other executive officer of FFD or First Federal earned salary and bonus in excess of $100,000 during such periods.

                           Summary Compensation Table
                           --------------------------

                                ------------------------------------------------------------------------------------------------
                                                                                                                All Other
                                    Annual Compensation(1)               Long term Compensation               Compensation
-----------------------------------------------------------------------------------------------------------

Name and Principal      Year       Salary ($)      Bonus ($)                     Awards
                                                              ---------------------------------------------
Position                                                       Restricted Stock    Securities Underlying
                                                                  Awards ($)         Options/SARs (#)
--------------------------------------------------------------------------------------------------------------------------------
Robert R. Gerber        1999          $89,000             -               -                  -                   $50,193 (2)
President               1998          $87,500        $5,400               -                  -                   $62,486 (5)
                        1997          $84,000        $8,000         $64,020 (3)         26,174 (4)               $15,546 (6)
-------------------------

(1) Does not include amounts attributable to other miscellaneous benefits received by Mr. Gerber, the cost of which was less than 10% of his compensation.

(2) Consists of the aggregate value at the date of allocation of 3,718 shares allocated to Mr. Gerber's ESOP account.

(3) On October 8, 1996, Mr. Gerber was awarded 5,820 common shares pursuant to the RRP. Mr. Gerber paid no consideration for such shares. Such shares will become earned and nonforfeitable at the rate of one-fifth per year on the anniversary of the date of the award, beginning October 8, 1997, assuming continued employment with, or service on the Board of Directors of, First Federal. The market price of FFD's shares on October 8, 1996, determined by reference to the closing bid for FFD's shares on the Nasdaq SmallCap Market ("Nasdaq") on such date, was $11.00 per share. The aggregate market value of the shares awarded to Mr. Gerber under the RRP, as of such date, was $64,020. At June 30, 1998, the market price was $19.25, based on the closing bid of FFD's common shares, and the aggregate market value of the shares awarded to Mr. Gerber was $112,035. In addition, dividends and other distributions paid on such shares and earnings on such dividends and distributions are distributed to Mr. Gerber according to the vesting schedule.

(4) Represents the number of common shares of the FFD underlying options granted to Mr. Gerber pursuant to the Stock Option Plan, as adjusted due to a return of capital paid in June 1998.

(5) Consists of the aggregate value at the date of allocation of 3,423.89 shares allocated to Mr. Gerber's ESOP account.

(6) Consists of First Federal's contribution of $8,375 to First Federal's tax-qualified profit sharing plan and the aggregate value at the date of allocation of 541.2 shares allocated to Mr. Gerber's ESOP account.

STOCK OPTION PLAN

         The shareholders of FFD adopted the Stock Option Plan at the 1996 Annual Meeting of Shareholders. Pursuant to the Stock Option Plan, 145,475 shares were reserved for issuance by FFD upon exercise of options to be granted to certain directors, officers and employees of FFD and First Federal from time to time under the Stock Option Plan. Options to purchase 131,067 common shares of FFD have been granted and not forfeited pursuant to the Stock Option Plan.

         The Stock Option Committee may grant options under the Stock Option Plan at such times as it deems most beneficial to First Federal and FFD on the basis of the individual participant's responsibility, tenure and future potential to First Federal and FFD and in accordance with the Office of Thrift Supervision ("OTS") regulations.

         Options granted to the officers and employees under the Stock Option Plan may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted under the Stock Option Plan to directors who are not employees of FFD or First Federal will not qualify under the Code and thus will not be incentive stock options ("Non-Qualified Stock Options").

         FFD will receive no monetary consideration for the granting of options under the Stock Option Plan. Upon the exercise of options, FFD will receive payment of cash or, if acceptable to the Committee, FFD common shares or outstanding awarded stock options.

         The following table sets forth information regarding the number and value of unexercised options held by Mr. Gerber at June 30, 1999:

                                Aggregated Option/SAR Exercises in Last Fiscal Year and 6/30/99 Option/SAR Values
                                ---------------------------------------------------------------------------------
                                                              Number of Securities Underlying        Value of Unexercised
                        Shares Acquired on                      Unexercised Options/SARs at        "In The Money" Options/
                           Exercise(#)           Value                   6/30/99(#)                 SARs at 6/30/99($)(1)
Name                                          Realized($)         Exercisable/Unexercisable       Exercisable/Unexercisable
----                    ------------------    -----------         -------------------------       -------------------------
Robert R. Gerber               -0-                N/A                  10,470/15,704                   $56,119/$84,173
---------------------------

(1) For purposes of this table, the value of the option was determined by multiplying the number of shares subject to unexercised options by the difference between the $9.14 exercise price and the fair market value of FFD's common shares, which was $14.50 on June 30, 1999, based on the closing bid price reported by Nasdaq.

RECOGNITION AND RETENTION PLAN

         The shareholders of FFD adopted the RRP at the 1996 Annual Meeting of Shareholders. With funds contributed by First Federal, the RRP has purchased 50,245 common shares of FFD, 36,879 of which have been awarded and not forfeited.

         The RRP is administered by the RRP Committee. The RRP Committee determines which directors and employees of First Federal will be awarded shares under the RRP and the number of shares awarded.

         Unless the RRP Committee specifically states to the contrary at the time of an award of shares, one-fifth of such shares will be earned and non-forfeitable on each of the first five anniversaries of the date of the award. Shares awarded pursuant to the RRP, along with any dividends and other distributions paid on such shares and earnings thereon, are distributed to recipients as soon as practicable after such shares become earned. Recipients are not permitted to transfer or direct the voting of shares awarded under the RRP until they become earned.

EMPLOYEE STOCK OWNERSHIP PLAN

         FFD has established the ESOP for the benefit of employees of FFD and its subsidiaries, including First Federal, who are age 21 or older and who have completed at least one year of service with FFD and its subsidiaries. The ESOP provides an ownership interest in the Company to all eligible full-time employees of the Company. The ESOP trust borrowed funds from the Company with which it acquired 116,380 of the common shares sold in the Conversion.

         Contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation. Except for participants who retire, become disabled or die during a plan year, all other participants must have completed at least 1,000 hours of service in order to receive an allocation. Benefits become fully vested after five years of service.

DIRECTOR COMPENSATION

         Each director who is not an executive officer of FFD receives a fee of $300 per regular meeting attended and $50 per special meeting attended. Each director who is not an executive officer of First Federal receives a fee of $700 per regular meeting attended and $50 per special meeting attended. In addition, directors who are not executive officers of either FFD or First Federal receive a fee of $25 per committee meeting attended.

                              CERTAIN TRANSACTIONS

         First Federal makes loans to executive officers and directors in the ordinary course of business. Although First Federal may make loans to such persons on terms more favorable than those offered to persons not affiliated with First Federal, all amounts owed by directors or executive officers in excess of $60,000 during the last two fiscal years were owed pursuant to loans made on substantially the same terms as those prevailing at the time for comparable transactions with other persons, did not involve more than the normal risk of collectibility or present other unfavorable features and are current in their payments.

                              SELECTION OF AUDITORS

         The Board of Directors has selected Grant Thornton LLP as the auditors of FFD for the current fiscal year and recommends that the shareholders ratify the selection. Management expects that a representative of Grant

Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


                   PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

         Any proposals of shareholders intended to be included in FFD's proxy statement for the 2000 Annual Meeting of Shareholders should be sent to FFD by certified mail and must be received by FFD not later than May 21, 2000. In addition, if a shareholder intends to present a proposal at the 2000 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by August 4, 2000, then the proxies designated by the Board of Directors of FFD for the 2000 Annual Meeting of Shareholders of FFD may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

         Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                              By Order of the Board of Directors




Dover, Ohio                                   Robert R. Gerber, President
September 17, 1999